                                                                    EXHIBIT 99.1

================================================================================


                       BRIDGE LOAN AND SECURITY AGREEMENT

                                   dated as of

                                 October 9, 2003

                                      among

                             SMITHFIELD FOODS, INC.,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
  as Sole Lead Arranger, Sole Book-Runner, Administrative Agent and Collateral
                                      Agent


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Defined Terms..................................................1
SECTION 1.02.   Classification of Loans and Borrowings........................19
SECTION 1.03.   Terms Generally...............................................19
SECTION 1.04.   Accounting Terms; GAAP........................................20

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.   Commitments...................................................20
SECTION 2.02.   Loans and Borrowings..........................................20
SECTION 2.03.   Request for Loan..............................................21
SECTION 2.04.   [RESERVED]....................................................21
SECTION 2.05.   [RESERVED]....................................................21
SECTION 2.06.   Funding of Borrowings.........................................21
SECTION 2.07.   Interest Elections............................................22
SECTION 2.08.   Termination of Commitments....................................23
SECTION 2.09.   Repayment of Loans; Evidence of Debt..........................23
SECTION 2.10.   Prepayment of Loans...........................................24
SECTION 2.11.   Manner of Payment.............................................25
SECTION 2.12.   Interest......................................................25
SECTION 2.13.   Alternate Rate of Interest....................................26
SECTION 2.14.   Increased Costs...............................................26
SECTION 2.15.   Break Funding Payments........................................27
SECTION 2.16.   Taxes.........................................................28
SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Setoffs....29
SECTION 2.18.   Mitigation Obligations; Replacement of Lenders................31

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers..........................................32
SECTION 3.02.   Authorization; Enforceability.................................32
SECTION 3.03.   Governmental Approvals; No Conflicts..........................32
SECTION 3.04.   Financial Condition; No Material Adverse Change...............33
SECTION 3.05.   Properties....................................................33
SECTION 3.06.   Litigation and Environmental Matters..........................34
SECTION 3.07.   Compliance with Laws and Agreements...........................34

                                                                            Page
                                                                            ----

SECTION 3.08.   Investment and Holding Company Status.........................34
SECTION 3.09.   Taxes.........................................................34
SECTION 3.10.   ERISA.........................................................35
SECTION 3.11.   Disclosure....................................................35
SECTION 3.12.   Regulations U and X...........................................35
SECTION 3.13.   Material Agreements and Liens.................................35
SECTION 3.14.   Subsidiaries, Etc.............................................36
SECTION 3.15.   Solvency......................................................36
SECTION 3.16.   Labor Matters.................................................36

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.   Effective Date................................................36
SECTION 4.02.   The Credit Event..............................................39
SECTION 4.03.   Conditions To Release From the Account........................39

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.   Financial Statements and Other Information....................41
SECTION 5.02.   Notices of Material Events....................................42
SECTION 5.03.   Existence; Conduct of Business................................43
SECTION 5.04.   Payment of Obligations........................................43
SECTION 5.05.   Maintenance of Properties; Insurance..........................43
SECTION 5.06.   Books and Records; Inspection Rights..........................43
SECTION 5.07.   Compliance with Laws..........................................43
SECTION 5.08.   Use of Proceeds...............................................44
SECTION 5.09.   Further Assurances............................................44
SECTION 5.10.   Schneider Consents............................................44
SECTION 5.11.   Resolutions...................................................44

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.   Indebtedness..................................................44
SECTION 6.02.   Liens.........................................................45
SECTION 6.03.   Fundamental Changes...........................................46
SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions.....47
SECTION 6.05.   Hedging Agreements............................................47
SECTION 6.06.   Restricted Payments...........................................48
SECTION 6.07.   Transactions with Affiliates..................................48
SECTION 6.08.   Restrictive Agreements........................................48
SECTION 6.09.   Senior Note Documents; Revolving Credit Agreement.............49

                                                                            Page
                                                                            ----

SECTION 6.10.   Limitation on Sale and Leaseback Transactions.................49
SECTION 6.11.   Fiscal Periods................................................49
SECTION 6.12.   Financial Covenants...........................................50
SECTION 6.13.   Subordinated Indebtedness.....................................50
SECTION 6.14.   Change in Control.............................................50

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                                  ARTICLE VIII

                                    GUARANTEE

SECTION 8.01.   The Guarantee.................................................53
SECTION 8.02.   Obligations Unconditional.....................................54
SECTION 8.03.   Reinstatement.................................................54
SECTION 8.04.   Subrogation...................................................55
SECTION 8.05.   Remedies......................................................55
SECTION 8.06.   Instrument for the Payment of Money...........................55
SECTION 8.07.   Continuing Guarantee..........................................55
SECTION 8.08.   Rights of Contribution........................................55
SECTION 8.09.   General Limitation on Guarantee Obligations...................56
SECTION 8.10.   Agreement to Subordinate the Subsidiary Guarantees............56
SECTION 8.11.   Certain Definitions...........................................57
SECTION 8.12.   Liquidation; Dissolution; Bankruptcy..........................57
SECTION 8.13.   Acceleration of Securities....................................58
SECTION 8.14.   Notice by Subsidiary Guarantors...............................58
SECTION 8.15.   Relative Rights...............................................58
SECTION 8.16.   Rights of Administrative Agent................................58
SECTION 8.17.   Authorization to Effect Subordination.........................58
SECTION 8.18.   Amendments....................................................59
SECTION 8.19.   Automatic Release.............................................59

                                   ARTICLE IX

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices.......................................................61
SECTION 10.02.  Waivers; Amendments...........................................62
SECTION 10.03.  Expenses; Indemnity; Damage Waiver............................63
SECTION 10.04.  Successors and Assigns........................................64
SECTION 10.05.  Survival......................................................66

                                                                            Page
                                                                            ----

SECTION 10.06.  Counterparts; Integration; Effectiveness......................67
SECTION 10.07.  Severability..................................................67
SECTION 10.08.  Right of Setoff...............................................67
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process....67
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................68
SECTION 10.11.  Headings......................................................68
SECTION 10.12.  Confidentiality...............................................68
SECTION 10.13.  [RESERVED]....................................................69
SECTION 10.14.  Acknowledgements..............................................69
SECTION 10.15.  [RESERVED]....................................................70
SECTION 10.16.  Judgment Currency.............................................70

                                   ARTICLE XI

                SECURITY INTERESTS AND COLLATERAL ADMINISTRATION

SECTION 11.01.  Security Interest in Collateral...............................70
SECTION 11.02.  Lien Perfection; Further Assurances...........................71
SECTION 11.03.  Remedies......................................................71
SECTION 11.04.  Waiver of Notice and Claims...................................71

SCHEDULES:

Schedule 1.01  --  Excluded Debt Issuances
Schedule 2.01  --  Commitments
Schedule 3.06  --  Disclosed Matters
Schedule 3.13  --  Material Agreements and Liens
Schedule 3.14  --  Subsidiaries
Schedule 6.01  --  Existing Indebtedness
Schedule 6.02  --  Existing Liens

EXHIBITS:

Exhibit A  -  Form of Assignment and Acceptance
Exhibit B  -  Form of Guarantee Assumption Agreement
Exhibit C  -  Form of Opinion of Counsel to the Borrower
Exhibit D  -  Form of Opinion of Canadian Counsel to the Subsidiary Guarantors
Exhibit E  -  Form of Control Agreement

          BRIDGE LOAN AND SECURITY AGREEMENT dated as of October 9, 2003, among SMITHFIELD FOODS, INC., a Virginia corporation (the "Borrower"), each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that, pursuant to Section 5.09 hereof, shall become a "Subsidiary Guarantor" hereunder (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"), each of the lenders that is a party hereto identified under the caption "LENDERS" on Schedule 2.01 hereto or that, pursuant to Section 10.04 hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders") and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as administrative agent for the Lenders hereunder (the "Administrative Agent").

          The Borrower and its Subsidiaries are engaged as an integrated group in the business of pork production, hog farming, pork processing and manufacturing spices and chemicals, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The Borrower desires to acquire certain assets comprising the pork business (the "Acquired Business") of Farmland Industries, Inc., a Kansas corporation and a debtor-in-possession in a Chapter 11 proceeding under the United States Bankruptcy Code (the "Farmland Acquisition"). In that connection, the Obligors have requested that the Lenders extend credit to the Borrower, by means of Dollar-denominated loans, in an aggregate amount of up to but not exceeding $300,000,000, to finance the Farmland Acquisition and the fees and expenses related thereto.

          The Lenders are willing to so agree, and accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Account" means the account of the Borrower at Goldman Sachs Asset Management, No. 1885033075.

          "Acquired Business" has the meaning given to such term in the preamble hereto.

          "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" has the meaning given to such term in the preamble hereto.

          "Administrative Agent's Account" means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agent" means either of the Administrative Agent or the Collateral Agent.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the Prime Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the percentage of the outstanding Loans represented by Loans made by such Lender.

          "Applicable Rate" means, with respect to any ABR Loan or Eurocurrency Loan, for each period, the respective rate per annum indicated below for Loans of such Type:

                  Period                       ABR Loans   Eurocurrency Loans
--------------------------------------------   ---------   ------------------
(A) Prior to release from the Account              1.250%               2.250%
(B) After release from the Account and prior
to the date which is 120 days after the
Effective Date                                     4.000%               5.000%

; provided that at any time during the period specified in (B) above that the Borrower's senior unsecured debt is (i) rated less than Ba2 by Moody's or BB by S&P, the Applicable Rate shall increase by 0.500% and (ii) rated less that Ba3 (stable) by Moody's or BB- (stable) by S&P the Applicable Rate shall increase by 1.000%.

          "Asset Sale" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of any Subsidiary by the holder thereof) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary Guarantor and
(b) any issuance or sale by any Subsidiary of its Equity Interests to any person (other than to the Borrower or any Subsidiary Guarantor); provided that (x) sales of inventory in the ordinary course of business, and (y) sales of obsolete or worn out equipment the proceeds of which are used within 30 days of such sale to purchase replacement equipment to be used in the ordinary course of business, shall not constitute Asset Sales.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" has the meaning given to such term in the preamble hereto.

          "Borrowing" means Loans of the same Type, made, converted or continued on the same date.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such Borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" means:

          (1)  Dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson BankWatch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means the Account and the other property and assets, whether now owned or after-acquired, on which the Collateral Agent is granted a Lien pursuant to Section 11.01.

          "Collateral Agent" means the Administrative Agent, as collateral agent under this Agreement.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01 hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial amount of the aggregate Commitments of all Lenders is $300,000,000.

          "Consolidated EBITDA" means, for any period, an amount equal to (a) the sum for such period of Consolidated Net Income and, to the extent subtracted in determining such Consolidated Net Income, provisions for (i) taxes based on income, (ii) Consolidated Interest Expense and (iii) depreciation and amortization expense minus (b) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income and were (i) not realized in the ordinary course of business or (ii) the result of any sale of assets.

          "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Subsidiaries (whether cash or non-cash interest expense or deferred or accrued interest expense and the interest portion of all Capital Lease Obligations during such period).

          Notwithstanding the foregoing, without limiting Section 6.06(d), Consolidated Interest Expense for any period will be adjusted on a pro forma basis to take into account the effect of any Acquisition or disposition or purchase of stock during such period, as if such Acquisition or disposition or purchase (and any related incurrence or prepayment of Indebtedness) had occurred on the first day of such period.

          "Consolidated Net Income" means, for any period, the net income (or deficit) of the Borrower and its Subsidiaries; provided, however, that there shall be excluded from Consolidated Net Income (i) the income (or deficit) of any Person (other than a consolidated Subsidiary) in which the Borrower has an ownership interest, except to the extent that any such income has been actually received by the Borrower in the form of dividends or similar distributions, (ii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions of such Subsidiary is restricted and (iii) any income or gain resulting from any write-up or revaluation of the assets of the Borrower or its Subsidiaries.

          Notwithstanding the foregoing, in determining Consolidated Net Income for any period, appropriate adjustments shall be made to take into account the effect of any Acquisition or disposition during such period, as if such Acquisition or disposition had occurred on the first day of such period.

          "Consolidated Total Funded Debt" means the aggregate amount of Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the amount of "Loans" outstanding under the Revolving Credit Agreement, including the face amounts of letters of credit outstanding thereunder (other than the lowest average daily outstanding balance of such "Loans"(including the face amounts of such letters of credit) for any period of 30 consecutive days during the 12 month period then most recently ended).

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Control Agreement" means the agreement dated the date hereof substantially in the form of Exhibit E.

          "Debt Issuance" means any issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness other than (x) Indebtedness incurred pursuant to Section 6.01(a), (b) and (c), (y) Indebtedness outstanding under the Revolving Credit Agreement of up to $800 million at any time and (z) Indebtedness listed on Schedule 1.01.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the presently pending actions, suits and proceedings and the presently existing environmental matters disclosed in
Schedule 3.06.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of a State of the United States of America or the District of Columbia.

          "Effective Date" has the meaning specified in Section 4.01.

          "Engagement Letter" means the Engagement Letter dated as of October 7, 2003 between Smithfield Foods, Inc. and Goldman, Sachs & Co.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interest" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Effective Date or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

          "Equity Issuance" shall mean, without duplication, any issuance or sale by the Borrower after the Effective Date of (a) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (b) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling person; provided that the issuance to employees of the Borrower in the ordinary course of business of (x) options to purchase common stock of the Borrower and (y) common stock of the Borrower upon the exercise of stock options, shall not constitute an Equity Issuance.

          "Equity Rights" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class of, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Obligors hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which an Obligor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Obligors under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Event of Default" has the meaning given to such term in Article VII hereof.

          "Farmland Acquisition" has the meaning given to such term in the preamble hereto.

          "Farmland Acquisition Agreement" means any definitive acquisition agreement entered into by the Borrower and/or any of its Subsidiaries to acquire the Acquired Business.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Fee Letter dated as of October 7, 2003 among Smithfield Foods, Inc., Goldman, Sachs & Co. and Goldman Sachs Credit Partners L.P.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United

States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funded Debt" means all Indebtedness which would, in accordance with GAAP, constitute long term debt, including:

          (a) any Indebtedness with a maturity of more than one year after the creation of such Indebtedness, including any portion thereof in current liabilities;

          (b) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or within one year after the creation thereof;

          (c)  any Capital Lease Obligations; and

          (d)  any Guarantee with respect to Funded Debt of another Person.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement between an Obligor and the Administrative Agent in substantially the form of Exhibit B hereto.

          "Guaranteed Obligations" has the meaning given to such term in Section 8.01.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into in respect of interest rates, foreign exchange rates or prices of commodities.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of a Person shall not include obligations of such Person to pay rent under operating leases to the extent that such obligations do not constitute Capital Lease Obligations.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          "Interest Expense" means, for any period, the sum, for the Borrower (determined without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements related to interest and accrued during such period (whether or not actually paid or received during such period).

          "Interest Payment Date" means (a) with respect to any Loan other than a Eurocurrency Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

          "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) no Interest Period shall extend beyond the date which is 120 days after the Effective Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of programming, advertising, inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) any Hedging Agreement having the commercial effect of a synthetic or derivative Investment.

          "Investment Property" means a security, whether certificated or uncertificated, security entitlement or securities account.

          "Joint Venture" means any Investment by the Borrower or any of its Subsidiaries as a joint venturer or partner in, or lender to, any other Person (other than a Subsidiary) principally engaged in a business in which the Borrower and its Subsidiaries are permitted by Section 6.03(c) to be engaged.

          "July 14 Agreement" means the Asset Sale and Purchase Agreement dated July 14, 2003 among KC Acquisition, Inc., Farmland Foods, Inc. and Farmland Industries, Inc.

          "Lender" has the meaning given to such term in the preamble hereto.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits denominated in Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then the "LIBO Rate" with respect to such

Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in Dollars in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR" means the rate at which deposits denominated in Dollars are offered to leading banks in the London interbank market.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The interest of a lessor in any property leased pursuant to an operating lease shall not constitute a Lien over such property securing obligations of the related lessee to pay rent under such lease to the extent that such obligations do not constitute Capital Lease Obligations.

          "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder and the Security Documents.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Margin Stock" means margin stock within the meaning of Regulations U and X.

          "Material Adverse Effect" means a material adverse effect on (a) the Transactions, (b) the business, assets, operations, property, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries and the Acquired Business taken as a whole, (c) the ability of any Obligor to perform any of its obligations under this Agreement or the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or the other Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000; provided that if the corresponding number for events of default of the type described in clause (f) or (g) of Article VII as set forth in each of the Senior Note Documents shall be a higher number, then such $10,000,000 figure shall automatically be increased to such higher number, except that in no event shall such figure be increased to a number greater than $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means the date which is 364 days after the Effective Date; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" shall mean:

          (a) with respect to any Asset Sale, the cash proceeds received by the Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such Asset Sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and

          (b) with respect to any Debt Issuance or Equity Issuance or any Asset Sale described in clause (b) of the definition thereof, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.

          "Obligations" means (a) obligations of the Borrower and any and all of the Subsidiary Guarantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and any and all of the Subsidiary Guarantors under this Agreement, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and each Subsidiary Guarantor under or pursuant to this Agreement and
(c) the due and punctual payment and performance of all obligations of the Borrower and any and all of the Subsidiary Guarantors under each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

          "Obligors" means the Borrower and the Subsidiary Guarantors.

          "Officer's Certificate" means a certificate, signed by the President, a Vice President or a Financial Officer of the Borrower.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Payment Date" has the meaning given to such term in Section 6.14(b)(ii).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (f) Liens securing judgments to the extent, for an amount and for a period not resulting in an Event of Default under Article VII(k); and

          (g) Liens created under the Federal Packers and Stockyards Act, as amended;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e)  common stock of the Borrower.

          "Permitted Junior Securities" the meaning given to such term in
Section 8.11.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Proceeds" has the meaning given to such term under the UCC.

          "Register" has the meaning set forth in Section 10.04(c).

          "Regulations U and X" means, respectively, Regulations U and X of the Board, as the same may be amended from time to time.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Representative" the meaning given to such term in Section 8.11.

          "Required Lenders" means, at any time, Lenders having Loans representing more than 50% of the total outstanding Loans at such time, or if the Commitments have not yet expired or terminated, representing more than 50% of the Commitments outstanding at such time.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

          "Revolving Credit Agreement" means the Multi-Year Credit Agreement dated as of December 6, 2001, as amended prior to the date hereof and as in effect on the date hereof, among the Borrower, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, as Administrative Agent.

          "S&P" means Standard & Poor's Ratings Group.

          "Schneider Disposition" means the sale of Schneider Corporation and its subsidiaries by the Borrower.

          "Schneider Disposition Agreement" means the Share Purchase Agreement dated as of September 24, 2003 among Smithfield Foods, Inc., and Maple Leaf Foods Inc.

          "Schneider Indentures" means the Fourth Supplemental Deed of Trust, providing for the issuance of Series B Debentures, dated as of September 1, 1995, between Schneider Corporation and R-M Trust Company and the Fifth Supplemental Deed of Trust, providing for the issuance of Series C Debentures, dated as of October 19, 2001, between Schneider Corporation and CIBC Mellon Trust Company.

          "Screen" means the relevant display page for LIBOR (as determined by the Administrative Agent) of the Telerate Service of Bridge Information Services (or any successor thereto or substitute therefor); provided that if the Administrative Agent determines that there is no such relevant display page for LIBOR, "Screen" shall mean the relevant display page for LIBOR (as determined by the Administrative Agent) of the Reuter Monitor Money Rates Service (or any successor thereto or substitute therefor).

          "Second Currency" has the meaning given to such term in Section 10.16.

          "Securities Intermediary" has the meaning given to such term under the UCC.

          "Security Documents" means this Agreement, the Control Agreement, each Guarantee Assumption Agreement and all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests in personal property created pursuant to this Agreement and the Guarantee Assumption Agreements.

          "Senior Debt" has the meaning given to such term in Section 8.11.

          "Senior Note Documents" means, collectively, the following instruments and agreements:

          (a) the Amended and Restated Note Purchase Agreement dated as of October 31, 1999 among the Borrower and the Purchasers referred to therein relating to the Borrower's $9,852,942 8.41% Series B Senior Secured Notes due August 1, 2006, the Borrower's $40,000,000 8.34% Series C Senior Secured Notes due August 1, 2003, the Borrower's $9,000,000 9.80% Series D Senior Secured Notes due August 1, 2003, the Borrower's $9,250,000 10.75% Series E Senior Secured Notes due August 1, 2005, the Borrower's $100,000,000 8.52% Series F Senior Secured Notes due August 1, 2006, the Borrower's $14,000,000 9.85% Series G Senior Secured Notes due November 1, 2006 and the Borrower's $14,779,412 8.41% Series H Senior Secured Notes due August 1, 2004,

          (b) the Amended and Restated Note Purchase Agreement dated as of October 27, 1999 among the Borrower and the Purchasers referred to therein relating to the Borrower's $100,000,000 7.89% Series I Senior Secured Notes due October 1, 2009, the Borrower's $50,000,000 Variable Rate Series J Senior Secured Notes due October 1, 2009, the Borrower's $50,000,000 8.44% Series K Senior Secured Notes due October 1, 2009 and the Borrower's $25,000,000 LIBOR Rate Series L Senior Secured Notes due October 1, 2009,

          (c) the Note Purchase Agreement dated as of June 2, 2000 among the Borrower and the Purchasers referred to therein relating to the Borrower's $75,000,000 8.25% Series M Senior Secured Notes due March 2, 2006 and

          (d) any other agreement pursuant to which Indebtedness (other than Indebtedness constituting Subordinated Indebtedness) of the Borrower or any of its Domestic Subsidiaries is issued pursuant to Section 6.01(e) that is required to be treated as a "Note Purchase Agreement" for purposes of the Intercreditor Agreement relating to the Revolving Credit Agreement pursuant to Section 3.03 thereof, in each case, together with all related guaranties, mortgages and security agreements permitted under the Intercreditor Agreement.

          "Solvent" has the meaning assigned to such term in Section 4.01(f).

          "Specified Currency" has the meaning given to such term in Section 10.16.

          "Specified Place" has the meaning given to such term in Section 10.16.

          "Statutory Reserve Rate" means for any day (or for the Interest Period for any Eurocurrency Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary Guarantee" means the Guarantee given by a Subsidiary Guarantor pursuant to Article VIII.

          "Subsidiary Guarantor" has the meaning given to such term in the preamble hereto.

          "Subordinated Indebtedness" means, collectively, (a) Indebtedness of the Borrower in respect of its 7-5/8% Senior Subordinated Notes due 2008, issued by the Borrower pursuant to an Indenture, dated as of February 9, 1998, between the Borrower and SunTrust Bank, Atlanta, as trustee, and (b) any additional Funded Debt of the Borrower (and in respect of which none of its Subsidiaries is directly or indirectly obligated) which is subordinated to the obligations of the Borrower to the Lenders hereunder, which is incurred upon terms and conditions no less favorable to the Borrower and its Subsidiaries (as determined by the Administrative Agent, in its sole discretion) than the terms and conditions set forth on the date hereof in the Indenture for the 7-5/8% Senior Subordinated Notes due 2008 referred to above (except in respect of interest), which shall have no provisions for a sinking fund or other scheduled reductions of principal prior to final maturity and which shall have a final maturity date for the repayment of principal not earlier than the second anniversary of the Maturity Date.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Borrower and each Subsidiary Guarantor of the Loan Documents to which it is a party, the borrowing of Loans by the Borrower, the deposit of the proceeds of the Loans in the Account and the grant of the security interest therein to the Collateral Agent, on behalf of the Lenders, the Farmland Acquisition, the release of the funds in the Account to fund the Farmland Acquisition, the Schneider Disposition and the use of the proceeds of the Schneider Disposition to repay the Loans.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Lenders' security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurocurrency Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurocurrency Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "as-set" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein each Lender agrees, severally and not jointly, to make Loans to the Borrower in one Borrowing on the Effective Date in a principal amount not to exceed its Commitment.

          Amounts paid or prepaid in respect of Loans may not be reborrowed. All Loans made on the Effective Date will be placed in the Account. The funds in the Account may be released only (i) to fund the Farmland Acquisition, (ii) to repay the Loans or (iii) for any purpose to which all Lenders consent, and may be released from the Account only upon the satisfaction of the conditions in
Section 4.03.

          SECTION 2.02.  Loans and Borrowings.

          (a) Obligations Several. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the applicable Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Types. Subject to Section 2.13, the Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts. At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

          (d) Certain Limits on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the date which is 120 days after the Effective Date.

          SECTION 2.03.  Request for Loan.

          (a) Notification to Administrative Agent. To request a Loan, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. The telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

          (b) Content of Notification. The telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day; and

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing.

          (c) Notice by Administrative Agent to Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (d) Certain Presumptions. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

          SECTION 2.04.  [RESERVED].

          SECTION 2.05.  [RESERVED].

          SECTION 2.06.  Funding of Borrowings.

          (a) Manner of Funding. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the Account.

          (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) for the first three Business Days, (A) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for Loans in Dollars, or (B) in the case of the Borrower, the Federal Funds Effective Rate, and (ii) thereafter, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.

          (a) Interest Election Requests. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter until the date which is 120 days after the Effective Date, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing, all as provided in this Section 2.07. Subject to the foregoing, the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then (A) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

          (b)  Notification by Borrower. To make an election pursuant to this
Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Content of Notifications. Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing.

          (d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Certain Presumptions. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

          SECTION 2.08. Termination of Commitments. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on October 9, 2003.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.

          (a) Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Maintenance of Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) Maintenance of Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Prepayment of Loans.

          (a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time, but not until the thirty-first day after the Effective Date (for yield protection purposes), to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this
Section 2.10 and provided that the aggregate principal amount of any prepayment that does not result in the prepayment of a Borrowing in full shall be in an integral multiple of $1,000,000.

          (b) Asset Sales. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Sections 2.10(e) and (f); provided that no such prepayment shall be required with respect to Asset Sales for fair market value resulting in no more than $1,000,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales).

          (c) Debt Issuance or Equity Issuance. Upon any Debt Issuance or Equity Issuance after the Effective Date, the Borrower shall make prepayments in accordance with Sections 2.10(e) and (f) in an aggregate principal amount equal to 100% of the Net Cash Proceeds thereof.

          (d) Other Mandatory Prepayments. The Loans shall be required to be repaid in full upon the earlier of (i) forty five days after the Effective Date in the event that by such time the bankruptcy court having jurisdiction over Farmland Industries, Inc.'s plan of reorganization has not issued a final, non-appealable order, in form and substance satisfactory to the Administrative Agent, that has not been vacated, reversed or modified in any respect, authorizing the sale of the Acquired Business to the Borrower, free and clear of all Liens, (ii) sixty days after the Effective Date in the event that by such time the Farmland Acquisition has not been consummated on terms reasonably satisfactory to the Administrative Agent and (iii) the termination of the Schneider Disposition Agreement.

          (e)  Application of Repayments. Amounts to be applied pursuant to
Section 2.10 (a), (b) or (c) to the prepayment of Loans shall be applied first to reduce outstanding

ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurocurrency Loans.

          (f) Notification of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall identify the Borrowing to be prepaid, the prepayment date and the principal amount of such Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest as required by Section 2.12.

          (g) Notwithstanding any other statements in this Section 2.10, the Loans shall not be required to be prepaid until the thirty-first day after the Effective Date. If any event that would require a prepayment under Section 2.10(b), (c) or (d) shall occur prior to such date, the required prepayment shall take place on the thirty-first day after the Effective Date.

          SECTION 2.11.  Manner of Payment.

          All fees, principal, interest and other amounts payable hereunder shall be paid on the dates due, in Dollars by wire transfer of immediately available funds, to the Administrative Agent. Amounts paid shall not be refundable under any circumstances.

          SECTION 2.12.  Interest.

          (a) ABR Borrowings. Prior to the date which is 120 days after the Effective Date, the Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. On and after the date which is 120 days after the Effective Date all Loans shall bear interest at a fixed rate per annum equal to the greatest of (a) the bid-side yield on the Borrower's 7 3/4% Senior Notes due 2013, as determined by the Administrative Agent, (b) the Adjusted LIBO Rate plus 6.000% and (c) the Alternate Base Rate plus 5.000%, each as measured on the date that is 119 days after the Effective Date.

          (b) Eurocurrency Borrowings. Prior to the date which is 120 days after the Effective Date, the Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. On and after the date which is 120 days after the Effective Date all Loans shall bear interest at a fixed rate per annum equal to the greatest of (a) the bid-side yield on the Borrower's 7 3/4% Senior Notes due 2013, as determined by the Administrative Agent, (b) the Adjusted LIBO Rate plus 6.000% and (c) the Alternate Base Rate plus 5.000%, each as measured on the date that is 119 days after the Effective Date.

          (c) Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or
(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.

          (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing.

          SECTION 2.14.  Increased Costs.

          (a)  Change in Law. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender, or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) Certificate from Lenders, Etc. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Retroactive Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section
2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(g) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted LIBO Rate for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period, denominated in Dollars from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16.  Taxes.

          (a) Payment for Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) Receipts. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Exemptions. Upon becoming a party to this Agreement, each Foreign Lender represents and warrants to the Borrower that it is, on the date such Foreign Lender becomes a party hereto, entitled to complete exemption from withholding tax under the laws of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, for payments made to it by the Borrower hereunder. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) Refunds or Credits. If any Lender or the Administrative Agent (i) receives a refund from a taxation authority in respect of any Indemnified Taxes or Other Taxes with respect to which the Borrower has paid additional amounts hereunder or (ii) claims any credit or other tax benefit (such credit to include any increase in any foreign tax credit) with respect to any Taxes or Other Taxes for which it has been indemnified by the Borrower and with respect to which the Borrower has paid additional amounts hereunder which refund, credit or other tax benefit in the sole judgment of such Lender or the Administrative Agent is directly attributable to any such Indemnified Tax or Other Tax paid, such Lender or the Administrative Agent shall promptly pay over to the Borrower the amount of such refund, credit or other tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including any taxes on a refund or on interest received or credited) which such Lender or the Administrative Agent certifies that it has reasonably determined to have been incurred in connection with obtaining such refund, credit or other tax benefit; provided, however, that (i) the Borrower agrees to repay, upon the request of such Lender or the Administrative Agent, the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund or credit to such tax authority, (ii) such Lender or the Administrative Agent, as the case may be, shall have no obligation to cooperate with respect to any contest (or continue to cooperate with respect to any contest), or to seek or claim any refund, credit or other tax benefit if such Lender or the Administrative Agent determines that its interest would be materially adversely affected by so cooperating (or continuing to cooperate) or by seeking or claiming any such refund, credit or other tax benefit and (iii) the Borrower shall not have any right to examine the tax returns or other records of any Lender or the Administrative Agent or to obtain any information with respect thereto by reason of the provisions of this Section or any judgment or determination made by any Lender or the Administrative Agent pursuant to this Section.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

          (a) Manner of Payment. The Borrower shall make each payment required to be made by it hereunder and under the other Loan Documents (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative

Agent at the Administrative Agent's Account, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute, in like funds, any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

          (b) Payments on Non-Business Days. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

          (c) Currency of Payments. All amounts owing under this Agreement (including payments required under Sections 2.14 and 2.15) or under any other Loan Document are payable in Dollars.

          (d) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of Loans from the Lenders under Section 2.01 shall be made from the Lenders, pro rata according to the amounts of their respective Commitments; (ii) the making, conversion and continuation of Loans of a particular Type (other than conversions provided for by Section 2.13) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans) and the then current Interest Period for each Eurocurrency Loan, as applicable, shall be coterminous;
(iii) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders, pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the Lenders.

          (e) Manner of Application if Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (f) Sharing of Payments. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (g) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (h) Withholding by Administrative Agent of Certain Payments. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.06(a) or 2.17(g), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.

          (a) Change of Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders. If any Lender requests compensation under
Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Gov-ernmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) in the case of the Farmland Acquisition, the Governmental Authority approvals listed as conditions precedent to the buyer's obligations in Section 9 of the July 14 Agreement and
(ii) in the case of the Schneider Disposition, the Governmental Authority approvals listed as joint conditions precedent in Article 10 of the Schneider Disposition

Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except that the Schneider Disposition requires the consent of "Required Lenders" under the Revolving Credit Agreement and the "Required Holders" under the Senior Note Documents, and (d) except for the Lien created by
Article XI, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.

          (a) Financial Statements. The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal year ended April 27, 2003, reported on by Ernst &Young LLP, independent public accountants, and (ii) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal period ended July 27, 2003. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          The Borrower has heretofore furnished to the Lenders (i) the Farmland Foods, Inc. consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal year ended August 31, 2002, reported on by KPMG LLP, independent public accountants, and (ii) such entity's monthly financial statements through August 31, 2003. To our knowledge, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Farmland Foods, Inc. as of such dates and for such periods, and in the case of
(i), in accordance with GAAP.

          (b) No Material Adverse Change. Since April 27, 2003, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

          (c) No Material Undisclosed Liabilities. Neither the Borrower nor any of its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected in the balance sheet as at April 27, 2003 in the case of the Borrower and its Subsidiaries and August 31, 2002 (on the Farmland Foods, Inc. balance sheet) in the case of the Acquired Business referred to above.

          SECTION 3.05.  Properties.

          (a) Title to Properties. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.

          (a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which an adverse determination is reasonably likely and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

          (b) Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) Disclosed Matters. Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. As of the Effective Date, the Borrower does not believe that the Disclosed Matters individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being con-tested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $55,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $55,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. The Borrower and its Subsidiaries have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 3.13.  Material Agreements and Liens.

          (a) Indebtedness. Part A of Schedule 3.13 hereto is a complete and correct list, as of the Effective Date, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries (including the Senior Note Documents) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $3,000,000 and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule 3.13.

          (b) Liens. Part B of Schedule 3.13 hereto is a complete and correct list, as of the Effective Date, of each Lien securing Indebtedness of any Person covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said Schedule 3.13.

          SECTION 3.14.  Subsidiaries, Etc.

          (a) Subsidiaries. Set forth in Part A of Schedule 3.14 hereto is a complete and correct list, as of the Effective Date, of all of the Subsidiaries of the Borrower, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 3.14 hereto,
(x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Revolving Credit Agreement), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 3.14 hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Investments. Set forth in Part B of Schedule 3.14 hereto is a complete and correct list, as of the Effective Date, of all Investments (other than Investments disclosed in Part A of said Schedule 3.14 hereto) held by the Borrower or any of its Subsidiaries in any Person and, for each such Investment,
(x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule 3.14 hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Revolving Credit Agreement), all such Investments.

          SECTION 3.15. Solvency. Immediately prior to and after consummation of the Transactions and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, the Borrower and its Subsidiaries, taken as a whole, are, and each Obligor is, and will be Solvent.

          SECTION 3.16. Labor Matters. On and as of the Effective Date, there are no material strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, which could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01. Effective Date. The obligation of the Lenders to extend credit hereunder shall not become effective until the date (the "Effective Date") on which the Administrative Agent shall notify the Borrower that each of the following conditions is satisfied (or waived in accordance with Section 10.02); provided that any such effectiveness must occur on or before October 9, 2003:

          (a) Execution of Agreement. The Administrative Agent shall have received from each Obligor and each Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to each Obligor, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (c) Officer's Certificate. The Administrative Agent shall have received an Officer's Certificate confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (d) Opinion of Counsel to Obligors. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McGuireWoods LLP, counsel for the Borrower, substantially in the form of Exhibit C, and of Miller Thomson LLP, Canadian counsel for the Subsidiary Guarantors, substantially in the form of Exhibit D, each covering such other matters relating to the Obligors, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent shall reasonably request (and the Obligors hereby request such counsel to deliver such opinions).

          (e) Security Documents. The Administrative Agent shall have received evidence that duly completed and executed Uniform Commercial Code Financing Statements covering the personal property subject to the Liens created by
     Article XI have been duly filed in all jurisdictions in which such filing is necessary or appropriate and that such filings are current and in full force and effect as of the Effective Date.

          (f) Solvency Certificate. The Administrative Agent shall have received a certificate of the Borrower, to the effect that, as of the Effective Date (before and after giving effect to each component of the Transactions), (a) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, regular market value to mean the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions) exceeds the aggregate amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (b) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as contemplated to be conducted and (c) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature (satisfaction of items (a) through (c) of this paragraph (i) is herein referred to as being "Solvent").

          (g) Fees, Etc. The Administrative Agent and its Affiliates and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel to the Lenders) required to be reimbursed or paid by the Obligors hereunder or otherwise.

          (h) Absence of Certain Changes. Each Lender shall be satisfied that no material change in the capital stock or long-term debt of the Borrower and its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity, results of operations or prospects of the Borrower and its Subsidiaries and the Acquired Business, taken as a whole, shall have occurred since April 27, 2003, and no material inaccuracy in financial statements previously delivered to the Lenders shall exist. The Borrower, its Subsidiaries and the Acquired Business shall have no material liabilities except those set forth on the audited balance sheet dated (i) in the case of the Borrower and its Subsidiaries, April 27, 2003 and (ii) in the case of the Acquired Business, August 31, 2002, and those incurred in the ordinary course of business since such date in amounts that are consistent with past practice.

          (i) Market Disruption. There shall not have occurred any disruption or adverse change, as determined by each Lender in its sole discretion, in the financial or capital markets generally, or in the markets for bridge loan syndication, high yield debt or equity securities in particular or affecting the syndication or funding of bridge loans (or the refinancing thereof) that may have a material adverse impact on the ability to syndicate the Loans.

          (j)  Financial Statements. Each of the Lenders shall have received
     (i) audited consolidated financial statements of the Borrower for its latest fiscal year ended at least 90 days prior to the Effective Date and
     (ii) unaudited consolidated financial statements of the Borrower for each of its fiscal quarters thereafter and ended at least 45 days prior to the Effective Date and (iii) financial projections for the Borrower (both on a stand-alone basis and pro forma for the Farmland Acquisition and/or the Schneider Disposition) on a quarterly basis through fiscal year 2004 and on an annual basis for the following two fiscal years, all (other than the projections referred to in clause (iii)) meeting the requirements of Regulation S-X under the Securities Exchange Act of 1934 for an offering registered under the Securities Act of 1933, and all such financial statements shall be satisfactory in form and substance to each of the Lenders.

          (k) Compliance with Agreements. The Fee Letter and the Engagement Letter shall be in full force and effect, and the Borrower shall not have failed to comply with any of its obligations thereunder.

          (l) Minimum Ratings. The Borrower's 8% Senior Notes due 2009 shall be rated at least Ba3 by Moody's and at least BB- by S&P and neither Moody's (only if such notes are rated Ba3) nor S&P (only if such notes are rated BB-) shall have publicly announced that it has such notes under surveillance or review with possible negative implications.

          (m) Compliance Certificate; No Conflicts. The Borrower shall have delivered to the Administrative Agent an Officer's Certificate certifying that the Loans are permitted to be incurred under the Revolving Credit Agreement, the Borrower's 7 5/8% Senior Subordinated Notes due 2008, 8% Senior Notes due 2009 and 7 3/4% Senior Notes due 2013 and the Senior Note Documents and all other debt instruments of the Borrower and its Subsidiaries as the Administrative Agent shall request and such certificate shall show the calculations related thereto. Such certificate shall also state that the entering into this Agreement and the issuance of the Loans does not (a) violate any applicable law, rule, statute or regulation or (b) conflict with, or result in a default or event of default or an acceleration of any rights or benefits under, any agreement of the Borrower or its Subsidiaries.

          (n) Projections. The projections provided pursuant to Section 4.01(j)(iii) shall indicate, pursuant to calculations satisfactory to the Administrative Agent, that the Borrower will be in compliance with all financial maintenance covenants existing in the Borrower's Indebtedness for the periods covered by such projections.

          (o) Control Agreement. The Borrower shall have executed and delivered to the Administrative Agent a control agreement in the form of Exhibit E.

          (p) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

          SECTION 4.02. The Credit Event. The obligation of each Lender to make a Loan on the occasion of the Borrowing is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Obligors set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the Borrowing.

          (b) Absence of Default. At the time of and immediately after giving effect to the Borrowing, no Default shall have occurred and be continuing.

The Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section 4.02.

          SECTION 4.03. Conditions To Release From the Account. The Collateral Agent shall only be obligated to release funds from the Account upon:

          (a) receipt of an Officer's Certificate certifying that once released such funds will be used to repay the Loans and receipt of a notification of prepayment pursuant to Section 2.10(g) prepaying an aggregate principal amount of Loans equal to the amount of funds released from the Account,

          (b)  the consent of each Lender, or

          (c)  the satisfaction of the following conditions:

          (i) Certificate. The Administrative Agent shall have received an Officer's Certificate from the Borrower certifying that the funds will be used to consummate the Farmland Acquisition.

          (ii) Acquisition. The Farmland Acquisition Agreement shall have been executed and delivered by the parties thereto, in the form of the July 14 Agreement, without any material changes thereto that have not been consented to in writing by the Administrative Agent, such consent not to be unreasonably withheld. The Farmland Acquisition shall be consummated simultaneously with or immediately following the release of the funds from the Account in accordance with the Farmland Acquisition Agreement without any amendment or waiver thereof that is not consented to in writing by the Lenders; the Borrower shall have borrowed the remaining funds necessary to consummate the Farmland Acquisition under the Revolving Credit Agreement and applied such funds thereto.

          (iii) Solvency. The Lenders shall have received a certificate of the chief financial officer of the Borrower, in the form of the certificate delivered pursuant to Section 4.01(f), dated the date of the release.

          (iv) Compliance with Agreements. The Fee Letter, this Agreement and the Engagement Letter shall be in full force and effect, and the Borrower shall not have failed to comply with any of its obligations hereunder or thereunder (including without limitation the payment of all fees and expenses required hereunder or thereunder).

          (v) Representations; No Default. The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of the release, and no Default or Event of Default shall have occurred and be continuing under this Agreement, or shall occur after giving effect to the release of the funds from the Account and the application thereof.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like modification, qualification or exception and without any modification, qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis or consolidating basis, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) as soon as available and in no event later than 16 Business Days after the end of each of the first two months of each fiscal quarter of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, prepared in accordance with past practice, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) its consolidating balance sheet and related statements of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, prepared in accordance with past practice, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the finan-cial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis or consolidating basis, as the case may be;

          (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations as at the last day of the fiscal month, fiscal quarter or fiscal year, as the case may be, in respect of which such financial statements are delivered, demonstrating compliance with Section 6.12 (compliance with Section 6.12(a) shall be demonstrated monthly and compliance with Section 6.12(b) shall be demonstrated quarterly) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Without limiting the generality of the foregoing, the Borrower acknowledges that the representatives designated by the Administrative Agent or any Lender may include any consultants, accountants, lawyers and appraisers retained by the Administrative Agent, and that such representatives may conduct evaluations and appraisals of such assets and properties of the Borrower or its Subsidiaries as the Administrative Agent may require, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including all Environmental Laws, and with all other material obligations, ap-plicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans hereunder will be used only (i) to finance the Farmland Acquisition and the fees and expenses related thereto, (ii) to repay the Loans or (iii) for such other purpose as to which all the Lenders consent. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.09. Further Assurances. The Borrower may at any time and from time to time cause any of its Subsidiaries to become a Subsidiary Guarantor hereunder pursuant to a Guarantee Assumption Agreement in the form of Exhibit B hereto. Each such new Subsidiary Guarantor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to Section 4.01 upon the Effective Date or as the Administrative Agent shall have requested (and the Company hereby instructs such counsel to deliver such opinions to the Lenders).

          SECTION 5.10. Schneider Consents. The Borrower shall use its best efforts to obtain as soon as possible all consents necessary to be obtained under any of its agreements, or from any Governmental Authority, in order to effect the Schneider Disposition and to use the proceeds therefrom to repay the Loans.

          SECTION 5.11. Resolutions. Within 7 Business Days after the Effective Date, the Borrower shall provide the Administrative Agent with an Officer's Certificate certifying copies of resolutions of its Board of Directors approving the Farmland Acquisition and the Schneider Disposition.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur or assume any Indebtedness, except:

          (a)  Indebtedness created hereunder;

          (b) any extensions, renewals or replacements of any Indebtedness existing on the date hereof and set forth in Schedule 6.01; provided that the aggregate principal amount of such Indebtedness is not thereby increased;

          (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

          (d) other Indebtedness in an aggregate principal amount not exceeding $20,000,000 created, incurred or assumed in any fiscal year of the Borrower;

          (e) other Indebtedness; provided that, on the date (the "Incurrence Date") such Indebtedness is created, incurred or assumed (as the case may be), the Borrower furnishes to the Administrative Agent reasonable projections demonstrating in reasonable detail that the Borrower will be in compliance with
Section 6.12(b) on the last day of each of the next succeeding four fiscal quarters of the Borrower that end after the Incurrence Date after giving effect to such creation, incurrence or assumption, together with a certificate of a Financial Officer to the effect that such projections are based upon reasonable assumptions and reflect the Borrower's best estimate as to the matters covered thereby; and

          (f) Indebtedness incurred under the Revolving Credit Agreement, as in effect on the date hereof.

          For purposes of the foregoing paragraphs (e) and (f), the Acquisition of any Person shall be deemed to constitute the assumption of the Indebtedness of such Person by a Subsidiary of the Borrower at the time of the consummation of such Acquisition.

          SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) Liens created by the Senior Note Documents and the Revolving Credit Agreement, each as in effect on the date hereof;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 (other than Liens created by the Senior Note Documents); provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness incurred to finance such acquisition, construction or improvement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f)  the Liens created by this Agreement; and

          (g) any extensions, renewals or replacements of any of the Liens permitted by the foregoing clauses (a) through (f) effected in connection with any extension, renewal or replacement of the Indebtedness secured thereby; provided that (i) the aggregate principal amount of such Indebtedness is not thereby increased and (ii) such Lien shall not be extended to cover any additional property.

          Notwithstanding anything contained herein to the contrary, no Lien shall be permitted on any property constituting Collateral.

          SECTION 6.03.  Fundamental Changes.

          (a) Mergers, Sales of Assets, Etc. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance,
(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, provided that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and if such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) the Schneider Disposition may occur; provided that any such merger that would otherwise be permitted by this Section
6.03 involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) Acquisitions and Joint Ventures. The Borrower will not, and will not permit any of its Subsidiaries to invest in any Joint Venture or consummate any Acquisition or otherwise acquire any business, or the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise) except those Investments permitted by Sections 6.04(e), (f) and (g).

          (c) Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) Investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and Investments by the Borrower existing on the date hereof described in Part B of Schedule 3.14;

          (c) Investments made by the Borrower in any Subsidiary and made by any Subsidiary in the Borrower or any other Subsidiary;

          (d)  Guarantees constituting Indebtedness permitted by Section 6.01;

          (e) Investments in an aggregate amount not exceeding $10,000,000 at any one time outstanding in a cold storage warehouse and distribution center in Sioux Falls, South Dakota constituting a joint venture between Freezer Services Inc., the Borrower and John Morrell & Co.;

          (f) other Investments not exceeding $20,000,000 in the aggregate amount outstanding at any time; and

          (g) the Guarantee by the Borrower of Indebtedness of Agroindustriale del Noroeste, S. de R. L. de C. V, of up to $66,000,000 under a bank credit agreement so long as at least $33,000,000 of loans and advances from Smithfield Foods Finance Company to Agroindustriale del Noroeste, S. de R. L. de C. V, are repaid in connection therewith.

          SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Bor-rower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

          (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

          (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock; and

          (c) the Borrower may repurchase shares of its common stock or options therefor, to the extent required pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

          SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

          SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets as collateral security for any obligations of the Borrower or any such Subsidiary under this Agreement or the Revolving Credit Agreement, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

          (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any of the other Loan Documents,

          (ii) the foregoing shall not apply to restrictions and conditions under agreements applicable to Subsidiaries so long as, at any date, the aggregate Consolidated EBITDA attributable to such Subsidiaries for the period of four fiscal quarters ending on or most recently ended prior to such date shall not exceed 15% of the aggregate Consolidated EBITDA of the Borrower and all of its Subsidiaries for such period,

          (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,

          (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any of the other Loan Documents if such restrictions or conditions apply only to the property or assets securing such Indebtedness,

          (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof,

          (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement under which the Indebtedness governed by the Senior Note Documents is refinanced; provided that such restrictions or conditions are not materially more restrictive than those contained in the Senior Note Documents on the date hereof (and, if such agreement does not provide that the Indebtedness created thereunder will be secured by Liens on property or assets of the Borrower or any Subsidiary, such agreement may contain restrictions or conditions limiting Liens on property or assets of the Borrower or any Subsidiary which are not the subject of Liens granted under this Agreement and such restrictions or conditions shall not be deemed more onerous than those contained in the Senior Note Documents on the date hereof),

          (vii) clause (a) of the foregoing shall not apply to any requirement that obligations of the Borrower or its Subsidiaries, as the case may be, in respect of any Subordinated Indebtedness that provide that new Subordinated Indebtedness may not be secured unless existing Subordinated Indebtedness is at least equally and ratably secured; and

          (viii) the foregoing shall not apply to restrictions and conditions under the (x) Senior Note Documents or (y) the indentures governing the Borrower's 7 5/8% Senior Subordinated Notes due 2008, 8% Senior Notes due 2009 and 7 3/4% Senior Notes due 2013, in each case (x) and (y), as in effect on the Effective Date.

          SECTION 6.09. Senior Note Documents; Revolving Credit Agreement. Promptly following the execution thereof, the Borrower will supply each Lender with a copy of any modification, supplement or waiver to a Senior Note Document or the Revolving Credit Agreement.

          SECTION 6.10. Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any transaction or series of related transactions pursuant to which the Borrower or such Subsidiary sells or transfers any property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such property to the seller or transferor.

          SECTION 6.11. Fiscal Periods. If the Borrower changes the manner of determining the last day of its fiscal year or the last days of the first three fiscal quarters in each of its fiscal years, the parties hereto shall negotiate in good faith to agree to modify any financial cal-culations and determinations hereunder to reflect their original intent in light of such changes, and if they fail so to agree all such financial calculations and determinations hereunder shall continue to be made as if such change had not occurred.

          SECTION 6.12.  Financial Covenants.

          (a) Consolidated Leverage Ratio. The Borrower will not, as at any date, permit the ratio of Consolidated Total Funded Debt as at such date to Consolidated EBITDA for the period of the latest twelve fiscal months ending on or most recently ended prior to such date, to be more than 6.00 to 1.

          (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower to be less than 2.50 to 1.

          SECTION 6.13. Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Subordinated Indebtedness, except (subject to the terms of subordination thereof) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the terms) hereof. The Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to any Subordinated Indebtedness (in the case of any Subordinated Indebtedness referred to in clause (b) of the definition of such term in Section 1.01, after the issuance thereof), without the prior consent of the Administrative Agent (with the approval of the Required Lenders) if such modification, supplement or waiver would be adverse in any material respect to the interests of the Borrower, any of its Subsidiaries or any of the Lenders.

          SECTION 6.14.  Change in Control.

          (a) If a Change in Control occurs, each Lender will have the right to require the Borrower to repay all or any part (equal to $1,000 or an integral multiple thereof) of that Lender's Loans at 101% of the aggregate principal amount of such Loans plus accrued and unpaid interest on such Loans, if any, to the date of repayment.

          (b) Within 5 days following the date on which a Change in Control occurs, the Borrower shall send, by first-class mail, postage prepaid, a notice to each Lender at its last registered address and the Administrative Agent, which notice shall govern the terms of having Loans repaid. Such notice shall state:

          (i)    that a Change in Control has occurred; and

          (ii) that by giving notice to the Borrower and the Administrative Agent by a date, which shall be no earlier than 10 days nor later than 20 days from the date such no-tice is mailed, the Lender will be able to have the Borrower prepay elected Loans on the date that is three Business Days after such date (the "Payment Date"); and

          (iii) the circumstances and relevant facts regarding such Change in Control.

          (c) On the Payment Date, the Borrower will repay any Loans which the Lenders have requested be prepaid in compliance with this Section by delivering the required amounts to the Administrative Agent for the accounts of the Lenders.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed or required for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Borrower or any Subsidiary) or 5.08 or in Article VI;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable to, admit in writing that it cannot, or fail generally to, pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; provided that if the corresponding number for events of default of the type described in this clause (k) as set forth in each of the Senior Note Documents shall be a higher number, then such $10,000,000 figure shall automatically be increased to such higher number, except that in no event shall such figure be increased to a number greater than $25,000,000;

          (l) the Borrower or any Subsidiary receives any notice, notification, demand, request for information, citation, summons or order or there has been filed any complaint or any penalty has been assessed or an investigation or review is pending or threatened by any governmental or other entity, in each case with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case which could reasonably be expected to result in a Material Adverse Effect;

          (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $10,000,000 for all periods; or

          (n) any of the following shall occur: (i) the Lien created by any Security Document shall at any time cease to constitute a valid and perfected Lien on the collateral intended to be covered thereby; (ii) except for expiration in accordance with its terms, any Security Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or
(iii) the actual or asserted invalidity of any Security Document or of any guarantee under Article VIII or the validity of any Security Document or of any guarantee under Article VIII or the validity of any subordination provision contained in Article VIII shall be contested by any party;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments if not already terminated or expired, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

                                  ARTICLE VIII

                                    GUARANTEE

          SECTION 8.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidi-ary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 8.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 8.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 8.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Sub-sidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 8.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments and Letters of Credit under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in
Section 8.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 8.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Article VII) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 8.01.

          SECTION 8.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 8.07. Continuing Guarantee. The guarantee in this Article VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 8.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this
Article VIII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 8.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 8.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          SECTION 8.10. Agreement to Subordinate the Subsidiary Guarantees. Each Subsidiary Guarantor agrees, and each Lender agrees, that the Guaranteed Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 8, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. For the avoidance of doubt, the Guaranteed Obligations shall rank subsequent to, and not pari passu with, with respect to payments made in the ordinary course, the obligations of the Subsidiary Guarantors under the Schneider Indentures.

          SECTION 8.11.  Certain Definitions.

          "Senior Debt" means the obligations of such Subsidiary Guarantor under the Schneider Indentures or a guarantee thereof.

          "Permitted Junior Securities" means: (1) Equity Interests in any Subsidiary Guarantor (other than any Equity Interests that are subject to redemption or purchase obligations or put rights effective prior to six months following the final maturity of Senior Debt and any debt securities issued in exchange for Senior Debt); or (2) unsecured debt securities of any Subsidiary Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the terms of this Agreement and which have no required payments of principal prior to six months following the final maturity of Senior Debt and any debt securities issued in exchange for Senior Debt.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          SECTION 8.12. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of any Subsidiary Guarantor whether in cash, properties, securities or otherwise, (i) in a liquidation or dissolution of any Subsidiary Guarantor, (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary Guarantor or its assets, (iii) in an assignment for the benefit of creditors or (iv) in any marshaling of any Subsidiary Guarantor's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim) before the Lenders will be entitled to receive any payment with respect to any Subsidiary Guarantee, and until all obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Lenders would be entitled shall be made to the holders of Senior Debt (except that the Lenders may receive and retain Permitted Junior Securities).

          To the extent any payment of Senior Debt (whether by or on behalf of any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          SECTION 8.13. Acceleration of Securities. If payment of the Loans is accelerated because of an Event of Default, the applicable Subsidiary Guarantor shall promptly notify holders of Senior Debt of the acceleration.

          SECTION 8.14. Notice by Subsidiary Guarantors. Each Subsidiary Guarantor shall promptly notify the Administrative Agent of any facts known to such Subsidiary Guarantor that would cause a payment of any Guaranteed Obligations to violate this Article 8, but failure to give such notice shall not affect the subordination of the Guaranteed Obligations to the Senior Debt as provided in this Article 8.

          SECTION 8.15. Relative Rights. This Article 8 defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall: (i) impair, as between any Subsidiary Guarantor and the Lenders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Guaranteed Obligations in accordance with their terms; (ii) affect the relative rights of the Lenders and creditors of such Subsidiary Guarantor other than their rights in relation to holders of Senior Debt; or (iii) prevent the Administrative Agent or any Lender from exercising their available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to the Lenders. If any Subsidiary Guarantor fails because of this Article 8 to pay principal of or interest on a Guaranteed Obligation on the due date, the failure is still a Default or Event of Default.

          SECTION 8.16. Rights of Administrative Agent. Notwithstanding the provisions of this Article 8 or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments from amounts received from the Subsidiary Guarantors, unless the Administrative Agent shall have received at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Guaranteed Obligations to violate this Article 8. Only the applicable Subsidiary Guarantor or a Representative may give the notice.

          The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any other agent may do the same with like rights.

          SECTION 8.17. Authorization to Effect Subordination. Each Lender authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Subsidiary Guarantees as provided in this Article 8 and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Guaranteed Obligations in the form required in those proceedings.

          SECTION 8.18. Amendments. The provisions of this Article 8 (including, without limitation, any definitions or other sections included by reference or incorporation or the terms and conditions of the Subsidiary Guarantees) shall not be amended or modified in any way adverse to any holder of Senior Debt then outstanding without the written consent of the Representative under the Schneider Indentures or, in the absence thereof, of the holders of a majority in aggregate principal amount of such Senior Debt.

          SECTION 8.19. Automatic Release. Nothwithstanding anything in this Agreement to the contrary, the Subsidiary Guarantees shall automatically and unconditionally be released and discharged upon (i) the direct or indirect sale by the Borrower of all of the capital stock of the Subsidiary Guarantors, or a sale of all or substantially all of their assets, in each case to any Person that is not a Subsidiary or an Affiliate, and (ii) the Net Cash Proceeds received with respect to such sales being used to make prepayments of the Loans in accordance with Section 2.10. Upon request the Administrative Agent will deliver to the Subsidiary Guarantors written confirmation of the release of the Subsidiary Guarantees pursuant to this Section 8.19. The parties hereto agree that this Section 8.19 cannot be modified or amended without the prior written consent of Maple Leaf Foods, Inc., a corporation governed by the laws of Canada.

                                   ARTICLE IX

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          Each of the Lenders hereby irrevocably appoints the Collateral Agent as its collateral agent under this Agreement and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          An Agent shall take such action (subject to Section 10.02(b) and subject to the right of such Agent to receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.03(c) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take such action) with respect to the notice of a Default referred to in the preceding paragraph as shall be directed by the Required Lenders; provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such notice of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

          An Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. An Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. An Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          An Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. An Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Smithfield Foods, Inc. at 200 Commerce Street, Smithfield, VA 23430, Attention: Mr. Dan Stevens (Telecopy No. 757-365-3025) and Orville Lunking (Telecopy No. 757-365- 3025);

          (b) if to any Subsidiary Guarantor, at the address for notices to the Borrower as provided herein;

          (c) if to the Administrative Agent or the Collateral Agent, to Goldman Sachs Credit Partners L.P., 85 Broad Street, New York, New York 10004; and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments.

          (a) Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Amendments of Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

          (i) increase the Commitment of any Lender without the written consent of such Lender,

          (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

          (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

          (iv) change Section 2.17 in a manner that would alter the pro rata treatment of Lenders required thereby, without the written consent of each Lender,

          (v) change any of the provisions of this Section 10.02 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

          (vi) release all or substantially all of the Subsidiary Guarantors from their obligations in respect of their Guarantee hereunder without the written consent of each Lender,

          (vii) modify Section 2.10 or Section 6.14 without the written consent of each Lender, or

         (viii) change the ranking of the Loans or the Subsidiary Guarantees without the consent of each Lender,

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver.

          (a) Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by each Agent or any Lender, including the fees, charges and disbursements of any counsel for each Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) Indemnification by Borrower. The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Indemnification by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under paragraph (a) or
(b) of this Section 10.03, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Agent in its capacity as such.

          (d) No Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions and the other transactions contemplated hereby, any Loan or the use of the proceeds thereof.

          (e) Payment Due Dates. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns.

          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that an Obligor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void). Except for the last sentence of Section 8.19, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which shall be payable by the respective assignor or assignee, as agreed upon between them, and not in any event by the Borrower), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

          (c) Maintenance of Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Participations by Lenders. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(f) as though it were a Lender.

          (f) Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g) Pledges by Lenders. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a Farm Credit Bank, and this Section
10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h)  No Assignments to Borrower and Affiliates. Anything in this
Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Affiliates or Subsidiaries of the Borrower without the prior consent of each Lender.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter and the Engagement Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of such Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section
10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (b) Submission to Jurisdiction. EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK

STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Forum Matters. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this
Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

          SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely for the use of the Information in connection with the evaluation of the creditworthiness of the Borrower and its Subsidiaries and the transactions contemplated hereby, and the administration of, possible purchase, sale or transfer of, and the assertion of any rights in respect of, the Loans or the Loan Documents, (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or the other Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this
Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or the other Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 10.12, "Information" means all information received from any Obligor relating to such Obligor or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from any Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Notwithstanding any other provisions contained herein, each party hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their and their respective affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the Federal income tax treatment of the transactions contemplated by this Agreement.

          SECTION 10.13. [RESERVED].

          SECTION 10.14. Acknowledgements. Each Obligor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any party or parties hereto.

          SECTION 10.15. [RESERVED].

          SECTION 10.16. Judgment Currency. This is an international loan transaction in which the specification of Dollars (the "Specified Currency"), and payment in New York City (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 10.16 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

                                   ARTICLE XI

                SECURITY INTERESTS AND COLLATERAL ADMINISTRATION

          SECTION 11.01. Security Interest in Collateral. Effective as of the Effective Date, to secure the prompt payment and performance to the Collateral Agent, on behalf of Lenders, of the Obligations, the Borrower hereby grants to the Collateral Agent, on behalf of the Collateral Agent and the Lenders, a continuing first priority Lien upon the Account and all of the Borrower's amounts and property held in the Account, whether now owned or existing or hereafter created, acquired or arising and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the foregoing.

          SECTION 11.02. Lien Perfection; Further Assurances. The Borrower shall upon the reasonable request of the Collateral Agent execute and/or deliver to the Lenders such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Collateral Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of the Collateral Agent's Lien upon the Collateral under the UCC. Unless prohibited by applicable law, the Borrower hereby irrevocably authorizes the Collateral Agent to execute and file any such financing statements, with greater or lesser detail than as set forth in Section 11.01, on the Borrower's behalf. The Borrower also hereby ratifies its authorization for the Collateral Agent to have filed in any appropriate jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At the Collateral Agent's request, the Borrower shall also promptly execute or cause to be executed and shall deliver to the Collateral Agent any and all documents, instruments and agreements reasonably deemed necessary by the Collateral Agent to give effect to or carry out the terms or intent of this Agreement.

          SECTION 11.03. Remedies. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

          (i) sell, assign or otherwise liquidate any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation;

          (ii) withdraw all moneys, instruments, securities and other property in the Account for application to the Obligations;

          (iii) exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

          (iv) all the rights and remedies of a secured party on default under the UCC.

          SECTION 11.04. Waiver of Notice and Claims. The Borrower hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Borrower would otherwise have under law, and the Borrower hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Borrower.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        SMITHFIELD FOODS, INC.,
                                          as Borrower


                                        By:  /s/ Daniel G. Stevens
                                             -----------------------------------
                                             Name:    Daniel G. Stevens
                                             Title:   Vice President and CFO


                                        SCHNEIDER CORPORATION,
                                          as a Subsidiary Guarantor


                                        By:  /s/ Daniel G. Stevens
                                             -----------------------------------
                                             Name:    Daniel G. Stevens
                                             Title:   Vice President


                                        J.M. SCHNEIDER INC.,
                                          as a Subsidiary Guarantor


                                        By:  /s/ Daniel G. Stevens
                                             -----------------------------------
                                             Name:    Daniel G. Stevens
                                             Title:   Vice President


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                          as Sole Lead Arranger,Sole
                                          Book-Runner, Administrative Agent,
                                          Collateral Agent and a Lender


                                        By:  /s/ W.W. Archer
                                             -----------------------------------
                                             Authorized Signatory

                                    Exhibit A
                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Bridge Loan and Security Agreement dated as of October 9, 2003 (as amended and in effect on the date hereof, the "Credit Agreement"), among Smithfield Foods, Inc., the Subsidiary Guarantors named therein, the Lenders named therein and Goldman Sachs Credit Partners L.P., as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")/1/:

                                                        Percentage
                                                        of all Loans
                                             (set forth, to at least 8 decimals,
                                Principal      as a percentage of the aggregate
                                 Amount        Loans  of all Lenders under the
           Facility             Assigned              Credit  Agreement)
----------------------------  -------------  -----------------------------------
Loans Assigned:.............                                          %

The terms set forth above are hereby agreed to:


                                        [NAME of ASSIGNOR], as Assignor


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        [NAME of ASSIGNEE], as Assignee


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

----------

/1/ Must be at least five Business Days after execution hereof by all required parties.

The undersigned hereby consents to the within assignment:/2/


GOLDMAN SACHS CREDIT PARTNERS L.P.,
 as Administrative Agent


By:
   -------------------------------------
   Name:
   Title:

----------

/2/ Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

                                    Exhibit B
                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

          GUARANTEE ASSUMPTION AGREEMENT dated as of [ ______________ ],
[ _____________ ] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a [ __________ ] corporation (the "Additional Subsidiary Guarantor"). Smithfield Foods, Inc., a Virginia corporation, the Subsidiary Guarantors referred to therein, certain Lenders and the Administrative Agent are parties to a Bridge Loan and Security Agreement dated as of October 9, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

          Pursuant to Section 5.09 of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" under and for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender, and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article VIII of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents or the Credit Agreement included reference to this Agreement.

          The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 5.09 of the Credit Agreement to the Lenders and the Administrative Agent.

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                                        [NAME OF ADDITIONAL SUBSIDIARY
                                         GUARANTOR]


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


Accepted and agreed:


GOLDMAN SACHS CREDIT PARTNERS L.P.,
 as Administrative Agent


By
  --------------------------------------
  Name:
  Title: